Exhibit 10.47
FIRST AMENDMENT
TO THE
SONIC AUTOMOTIVE, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(“SERP”)
THIS AMENDMENT IS ADOPTED AS OF THE ___ DAY OF December, 2010, by Sonic Automotive, Inc. (the “Company”) to be effective as of January 1, 2010;
WITNESSETH:
WHEREAS, the Company adopted the Sonic Automotive, Inc. Supplemental Executive Retirement Plan (“the SERP”) effective January 1, 2010; and
WHEREAS, Article VII of the SERP permits the Company, by action taken by the Compensation Committee of the Board of Directors of the Company, to amend the SERP at any time and for any reason, provided that any such amendment shall not reduce the vested Accrued Benefits of any Participant accrued as of the date of any such amendment without the written consent of the Participant;
NOW, THEREFORE, the SERP is hereby amended effective as of January 1, 2010, as follows:
1.	Section 2.25, “Retirement Benefit”, is deleted in its entirety and replaced by:

“2.25 Retirement Benefit. Retirement Benefit means the vested portion of the Accrued Benefit payable to a Participant pursuant to the provisions of Article V of the Plan following the Participant’s Normal Retirement.”

2.	Section 5.1(a), “Retirement Benefit”, is deleted in its entirety and replaced by:

“(a) Retirement Benefit. Upon the Participant’s Normal Retirement, he or she shall be entitled to a Retirement Benefit, which shall be determined as of the first day of the month following the Participant’s Separation from Service.”

3.	SCHEDULE A is deleted in its entirety, to be replaced by the Amended and Restated SCHEDULE A, including the Amended and Restated SCHEDULE A-1, attached hereto as EXHIBIT A.
IN WITNESS WHEREOF, the Company, by action of the Compensation Committee of the Board of Directors, has caused the Amendment to be properly executed as of the day and year first above written.

SONIC AUTOMOTIVE, INC.
By:
Title:

EXHIBIT A
Amended and Restated
Schedule A
1.	Accrued Benefit.
(a)	The Accrued Benefit for a Tier 1 Participant shall be fifty percent (50%) of such Participant’s Final Average Salary, determined in the sole discretion of the Committee.

(b)	The Accrued Benefit for a Tier 2 Participant shall be forty percent (40%) of such Participant’s Final Average Salary, determined in the sole discretion of the Committee.

(c)	The Accrued Benefit for a Tier 3 Participant shall be thirty-five percent (35%) of such Participant’s Final Average Salary, determined in the sole discretion of the Committee.
2.	Payment Schedule for Benefits other than Death Benefit. The Payment Schedule for the Retirement Benefit, Termination Benefit and Disability Benefit shall be annual installment payments in substantially equal amounts to the Participant and/or (if applicable) to the Participant’s spouse for the duration of the “benefit payment period.” The “benefit payment period” is fifteen (15) years. Payments are made to the Participant unless the Participant dies during the “benefit payment period” leaving a spouse surviving him or her, in which case payments continue to be made to the surviving spouse for the remainder of the benefit payment period.

3.	Reduction of Accrued Benefit for Early Separation from Service. Except as provided in Schedule A-1, the Accrued Benefit for purposes of determining the Termination Benefit shall be calculated by beginning with the amount of the vested Retirement Benefit and then reducing that amount by ten percent (10%) for each year the Participant’s payment commencement date precedes the earliest date that such Participant would have qualified for Normal Retirement (e.g., the earlier of attainment of age 65 or age 55 with at least ten Years of Service).

4.	Vesting. Except as provided in Schedule A-1, Participants will vest in their Accrued Benefit according to the applicable schedule as follows:

Years of Plan Service	Percent Vested
Less than 1	0%
At least 1 but less than 2	20%
At least 2 but less than 3	40%
At least 3 but less than 4	60%
At least 4 but less than 5	80%
5 or more	100%
5.	Accelerated Vesting. The foregoing notwithstanding, Participants will become 100% vested in their Accrued Benefit upon death prior to Separation from Service, Disability prior to Separation from Service, or upon a Change in Control prior to Separation from Service.

Amended and Restated
Schedule A-1
Special Provisions Applicable to David Cosper
1.	No Reduction of Accrued Benefit for Early Separation from Service. Section 3 of Schedule A shall not apply to Mr. Cosper’s Accrued Benefit.

2.	Special Vesting Schedule. Notwithstanding the vesting schedule in Section 4 of Schedule A, Mr. Cosper will vest in his Accrued Benefit according to the applicable schedule as follows:

Years of Plan Service	Percent Vested
Less than 2	0%
At least 2 but less than 4	20%
At least 4 but less than 6	50%
At least 6 but less than 8	75%
8 or more	100%
3.	Accelerated Vesting. The foregoing notwithstanding, Mr. Cosper will become 100% vested in his Accrued Benefit upon death prior to Separation from Service, Disability prior to Separation from Service, or upon a Change in Control prior to Separation from Service.